EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KINGDOM KONCRETE, INC.,

LATITUDE GLOBAL ACQUISITION CORP.

AND

Latitude 360, Inc.

Amendment No. 2
DATED AS OF May 16, 2014

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THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 16, 2014, is entered into by and among KINGDOM KONCRETE, INC., a Nevada corporation (the “Company”), LATITUDE GLOBAL ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), and LATITUDE 360, INC., a Florida corporation (“L360”).

WHEREAS, this Amendment amends and replaces certain terms of that certain Agreement and Plan of Merger, dated April 8, 2014, by and among the Company, the Merger Sub and L360, as subsequently amended by that certain Amendment No. 1 dated May 2, 2014 (as so amended, the “Merger Agreement”). The Company, the Merger Sub and L360 are each individually referred to as a “party” or, collectively, as the “parties.”

WHEREAS, L360 intends to undertake substantial expansion of its business by adding several new locations in the near future;

WHEREAS, after significant discussions among the parties, each has determined that certain core competencies of the Company’s wholly owned subsidiary, Kingdom Concrete, Inc., a Texas corporation (“Kingdom Texas”). would provide significant benefits to L360 in executing on its business plan;

WHEREAS, under the terms of the Merger Agreement, the Company is required to “spin out” Kingdom Texas to Edward Stevens, the chief executive officer (“Stevens”), in exchange for the cancelation of Six Hundred Thousand (600,000) shares of the Company’s common stock, $0.001 par value, held by Stevens as a condition to close (the “KC Spin”);

WHEREAS, the parties have agreed that the KC Spin shall no longer be a condition to closing under the Merger Agreement and that the Company shall retain Kingdom Texas as a wholly owned subsidiary, with Stevens retaining the Six Hundred Thousand (600,000) shares that were to otherwise be canceled;

WHEREAS, the parties now wish to further amend the Agreement and Plan of Merger to remove the KC Spin as a condition to the closing under the Merger Agreement and to extend the closing of the Merger Agreement to May 30, 2014;

NOW THEREFORE, in order to give effect to the forgoing premises, the Merger Agreement as is hereby further amended as follows:

1.                   Recitals. The foregoing Recitals are true, accurate, and incorporated herein by reference.

2.                   Outside Closing Date. Section 1.2 of the Merger Agreement is hereby amended by deleting the last two sentences thereof in their entirety which read as follows:

“The Merger shall become effective as of the date and at such time (the “Effective Time”) as the Certificate of Merger is filed with the Secretary of State of the State of Florida with respect to the Merger, but not later than May 9, 2014. Notwithstanding the forgoing L360 shall have the option to extend the closing date until May 16, 2014 in its discretion (the “Outside Closing Date”).”

and replacing it with the following new last sentence:

“The Merger shall become effective as of the date and at such time (the “Effective Time”) as the Certificate of Merger is filed with the Secretary of State of the State of Florida with respect to the Merger, but not later than May 30, 2014 (the “Outside Closing Date”).”

3.                   Conversion of Capital Stock. Section 2.1(a) of the Merger Agreement is hereby amended by deleting the last sentence thereof in its entirely which read as follows:

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“The Merger Shares will represent approximately ninety-nine and three tenths of one percent (99.3%) of the issued and outstanding shares of Company Common Stock after giving effect to (i) a reserve for the issuance of approximately Four Million One Hundred Forty Two Thousand Five Hundred Ninety Six (4,142,596) shares of Company Common Stock to new investor(s) and (ii) approximately One Million One Hundred Twenty One Thousand Nine Hundred (1,121,900) shares of Company Common Stock retained by certain existing shareholders of the Company.”

and replacing it with the following new last sentence:

“The Merger Shares will represent approximately ninety-eight and nine tenths of one percent (98.9%) of the issued and outstanding shares of Company Common Stock after giving effect to (i) a reserve for the issuance of approximately Four Million One Hundred Forty Two Thousand Five Hundred Ninety Six (4,142,596) shares of Company Common Stock to new investor(s) and (ii) approximately One Million Seven Hundred Twenty One Thousand Nine Hundred (1,721,900) shares of Company Common Stock retained by certain existing shareholders of the Company.”

4.                   Actions Pending Closing. Section 5.1(c) of the Merger is hereby amended by deleting it in its entirely which read as follows:

“(c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (including any security convertible or exchangeable into its capital stock), except for the cancelation of Six Hundred Thousand shares in connection with the spin-off of Kingdom Texas as set forth in Section 5.19 hereof and that this provision shall not be applicable to L360, provided that any change in L360’s outstanding securities shall require an applicable adjustment to the Conversion Rate and none of such actions shall cause L360’s representations and warranties not to be true and accurate as of the date made if made as of a specific date or as of the Closing Date;”

and replacing it in its entirety with the following new clause:

“(c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock (including any security convertible or exchangeable into its capital stock), provided that any change in L360’s outstanding securities shall require an applicable adjustment to the Conversion Rate and none of such actions shall cause L360’s representations and warranties not to be true and accurate as of the date made if made as of a specific date or as of the Closing Date;”

5.                   Spin-Off of Kingdom Concrete, Inc., Subsidiary. Section 5.19 of the Merger Agreement which read as follows:

“5.19 Spin-Off of Kingdom Concrete, Inc., Subsidiary. Simultaneously with the Closing, the Company’s operating subsidiary, Kingdom Texas shall be “spun-out” and otherwise divested from the Company. This divestiture shall be effected by the transfer of 100% of the capital stock of Kingdom Texas (the “ Kingdom Texas Stock ”) being transferred to Edward Stevens in exchange for the transfer to the Company and cancelation of 600,000 shares of the Company’s Common Stock held by Edward Stevens in exchange for the Kingdom Texas Stock, whereupon the Company will retain no more ownership of Kingdom Texas and all of the assets and liabilities of Kingdom Texas shall remain with Kingdom Texas.”

is hereby deleted in its entirety.

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6.                   Spin-Off of Kingdom Texas. Section 6.3(l) of the Merger Agreement which read as follows:

“(l) Spin-Off of Kingdom Texas. Closing of the spin-off of Kingdom Texas described in Section 5.19 shall have occurred.”

is hereby deleted in its entirety with appropriate numerical changes to the remaining clauses in Section 6.3.

7.                   Reference to and Effect on Merger Agreement; Reaffirmation. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Merger Agreement as amended hereby, and each reference to the Merger Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Merger Agreement, except as specifically set forth herein.

8.                   Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment, whether manually executed or a facsimile of a manually executed signature page, shall be as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KINGDOM KONCRETE, INC.
/s/ Edward Stevens
Name: Edward Stevens
Title: Chief Executive Officer
LATITUDE GLOBAL ACQUISITION CORP.
/s/ Edward Stevens
Name: Edward Stevens
Title: Chief Executive Officer
LATITUDE 360, INC.
/s/ Brent W. Brown
Name: Brent W. Brown
Title: Chief Executive Officer

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